OMEGA HEALTHCARE INVESTORS, INC.

$60,000,000

7% Senior Notes due 2014

PURCHASE AGREEMENT

October 29, 2004

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
UBS SECURITIES LLC
c/o	Deutsche Bank Securities Inc.

60 Wall Street

New York, New York  10005

Ladies and Gentlemen:

Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), and the Company’s subsidiaries listed on the signature pages hereto (the "Subsidiary Guarantors"), hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

Section 1.  The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $60,000,000 aggregate principal amount of its 7% Senior Notes due 2014 (the "Notes"). The Notes will be unconditionally guaranteed (the "Guarantees") on a senior basis by the Subsidiary Guarantors. The Notes and the Guarantees are collectively referred to herein as the "Securities." The Securities are to be issued under an indenture (the "Indenture") dated as of March 22, 2004 by and among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee (the "Trustee"), as amended by that certain Supplemental Indenture dated as of July 20, 2004 by and among the Company, the Subsidiary Guarantors and the Trustee.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has prepared a final offering memorandum dated as of October 29, 2004 (the "Memorandum"), substantially in the form of and not otherwise materially different from the offering memorandum dated March 15, 2004, as modified to reflect the financial and other information contained in the Form 10-Q’s dated May 4, 2004 and August 4, 2004 and the Form 8-K dated October 26, 2004, in each case, as filed by the Company with the Commission (as defined below) and setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein. The Form 10-Q for the quarter ended September 30, 2004 will contain the Company’s nine months ended financial statements, which shall not in substance be materially different from nine months ended financial statements contained in the the Company’s Form 8-K dated October 26, 2004. Any reference herein to the Memorandum shall be deemed to refer to and include the documents incorporated by reference therein.

The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Subsidiary Guarantors have agreed, among other things, to use their best efforts to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

Section 2.  Representations and Warranties. The Company represents and warrants to and agrees with the Initial Purchasers with respect to itself and jointly with each Subsidiary Guarantor with respect to such Subsidiary Guarantor and each of the Subsidiary Guarantors represents and warrants to, severally with respect to itself, and agrees with the Initial Purchasers as follows:

(a)  Neither the Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to (i) statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Memorandum (or any amendment or supplement thereto).

(b)  Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Memorandum (or any amendment or supplement thereto) complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

(c)  As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Memorandum entitled "Capitalization" (subject to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Memorandum and the grant of options under existing stock option plans described in the Memorandum). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(d)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Memorandum, to execute and deliver this Agreement and to issue, sell and deliver the Notes as contemplated herein. The Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole or (ii) prevent consummation of the transactions contemplated hereby (the occurrence of such effect or such prevention described in the foregoing clauses (i) and (ii) being herein referred to as a "Material Adverse Effect").

(e)  The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(f)  The Company has no subsidiaries (as defined under the Act) other than those listed in Schedule 2 annexed hereto (collectively, the "Subsidiaries"). On the Closing Date, each Subsidiary will issue its guarantee of the Notes; the Company owns, directly or indirectly, all of the issued and outstanding equity interests of each of the Subsidiaries; other than the equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles of incorporation and the bylaws of the Company and all amendments thereto have been delivered to you, and no changes therein or to the articles of incorporation and the bylaws (or other organizational documents) of the Subsidiaries will be made on or after the date hereof or on or before the Closing Date. Each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its formation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum. Each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other material encumbrance or adverse claims other than security interests, as disclosed in the Memorandum, granted under the Company’s senior credit agreement dated March 22, 2004, as amended. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Company has no "significant subsidiary," as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than those listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(g)  The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes (as defined in the Registration Rights Agreement) and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, in each case entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(h)  Each of the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform each of its obligations under the Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes. The Guarantees, and the guarantees of the Exchange Notes, when issued, will be in the form contemplated by the Indenture. The Guarantees have been duly and validly authorized by each of the Subsidiary Guarantors and, when the Guarantees are executed by each of the Subsidiary Guarantors and the Notes are authenticated by the Trustee in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Subsidiary Guarantors, and the guarantees of the Exchange Notes and the Private Exchange Notes, if any, have been duly and validly authorized by each of the Subsidiary Guarantors and, when the guarantees of the Exchange Notes and the Private Exchange Notes, if any, are executed by each of the Subsidiary Guarantors and the Exchange Notes and the Private Exchange Notes, if any, are authenticated by the Trustee in accordance with the provisions of the Indenture and issued in exchange for the guarantees of the Notes in accordance with the Indenture, will constitute valid and binding obligations of such Subsidiary Guarantor, in each case entitled to the benefits of the Indenture and enforceable against such Subsidiary Guarantor in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(i)  The Company and each of the Subsidiary Guarantors has all requisite corporate or organizational power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed and delivered by the Company and each of the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(j)  The Company and each of the Subsidiary Guarantors has all requisite corporate or organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed and delivered by the Company and each of the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(k)  The Company and each of the Subsidiary Guarantors has all requisite corporate or organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and each of the Subsidiary Guarantors of the transactions contemplated hereby have been duly authorized by the Company and each of the Subsidiary Guarantors. This Agreement has been duly and validly executed and delivered by the Company and each of the Subsidiary Guarantors.

(l)  Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its (i) respective charter or bylaws (or other formation documents), (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule, including, without limitation, the rules and regulations of the New York Stock Exchange (the "NYSE"), or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby (A) will neither conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (1) the charter or bylaws (or other formation documents) of the Company or any of the Subsidiaries, (2) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (3) any federal, state or local law, regulation or rule, including the rules and regulations of the NYSE or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (2) above, for such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the properties (real and personal (including, without limitation, mortgage loans and unsecured loans)) described in the Memorandum as being owned or leased by the Company or any of the Subsidiaries (the "Properties").

(m)  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the NYSE, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Securities or the consummation by the Company or any of the Subsidiary Guarantors of the transactions contemplated hereby other than which has been effected and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchasers.

(n)  Except as expressly set forth in the Memorandum, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of common stock of the Company or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of common stock of the Company or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Securities, whether as a result of the sale of the Securities as contemplated thereby or otherwise.

(o)  Each of the Company and the Subsidiaries (and, to the Company’s knowledge, each operator, lessee or sublessee of any Property or portion thereof) (i) has all necessary licenses, authorizations, consents and approvals, (ii) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and (iii) has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to acquire and own, lease or sublease, lease to others and conduct its respective business as described in the Memorandum, except in the case of clauses (i), (ii) and (iii) above, where the failure to have such items, make such filings or obtain such items would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries (nor, to the knowledge of the Company or any of the Subsidiary Guarantors, any such operator, lessee or sublessee) is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(p)  All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, leases or documents of a character required to be described in a Registration Statement on Form S-3 filed by the Company or to be filed as an exhibit to such a Registration Statement or any incorporated document have been so described or filed as required.

(q)  There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company or any of the Subsidiary Guarantors, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers (or, to the Company’s knowledge, any person from whom the Company or any Subsidiary acquired any of the Properties (each, a "seller"), or any lessee, sublessee or operator of any Property or any portion thereof) is or would be a party, or of which any of the respective properties or assets of the Company and the Subsidiaries, or any Property, is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.

(r)  Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Memorandum, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board.

(s)  The financial statements of the Company and the Subsidiaries included or incorporated by reference in the Memorandum, together with the related notes, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Any pro forma financial statements or data included or incorporated by reference in the Memorandum comply with the requirements of Regulation S-X of the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data set forth or incorporated by reference in the Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Memorandum (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Memorandum. Other than with respect to the financial data under the caption "Selected Pro Forma Financial Data" in the section of the Memorandum captioned "Summary-Summary Historical Financial Data," all disclosures included in the Memorandum regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable (as if such provisions were applicable to the Memorandum).

(t)  Subsequent to the respective dates as of which information is given in the Memorandum, there has not been (i) any material adverse change, or any development which could have a reasonable possibility of giving rise to a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock (except as the result of the exercise of rights by directors and employees under the Company’s stock incentive plans described in the Memorandum) or outstanding indebtedness of the Company or any Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.

(u)  Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Securities, neither of them will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(v)  None of the Company, the Subsidiaries or any agent acting on their behalf, other than the Initial Purchasers, has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(w)  The Company, and each of the Subsidiaries, has insurable title, and, in the case of real property, in fee simple, to the Properties, free and clear of all liens, claims, mortgages, deeds of trust, restrictions, security interests and other encumbrances or defects ("Property Encumbrances"), except for (x) the leasehold interests of lessees in the Properties of the Company and the Subsidiaries held under lease (the "Leases") and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect. All Property Encumbrances on or affecting the Properties which are required to be disclosed in the Memorandum are disclosed therein as required.

(x)  Each of the Leases pertaining to the Properties has been duly authorized by the Company or a Subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, and, to the knowledge of the Company, each other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.

(y)  No person other than the Company or a Subsidiary has an option or right of first refusal to purchase all or part of any Property owned by the Company or any interest therein, and to the Company’s knowledge no such right exists with respect to any Property that the Company leases (as lessee), except for such options or rights of first refusal which, if refused, will not individually or in the aggregate have a Material Adverse Effect.

(z)  To the knowledge of the Company or any of the Subsidiary Guarantors, except as disclosed in the Memorandum, no lessee of any portion of any of the Properties is in default under its respective lease, and there is no event which, with notice, lapse of time or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)  To the knowledge of the Company or any of the Subsidiary Guarantors, except as disclosed in the Memorandum, no borrower of a mortgage loan from the Company is in default under its respective mortgage loan, and there is no event which, with notice, lapse of time or both, would constitute a default under any such mortgage loan, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)  The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Memorandum as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)  Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice, except as would not, individually or in the aggregate, have a Material Adverse Effect. There has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)  The Company and the Subsidiaries and their properties, assets and operations (and, to the knowledge of the Company or any of the Subsidiary Guarantors, each operator or lessee of any Property or portion thereof) are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the knowledge of the Company or any of the Subsidiary Guarantors, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company or any of the Subsidiary Guarantors, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company or any of the Subsidiary Guarantors, any seller, lessee, sublessee or operator of any Property or portion thereof or any previous owner thereof, has received from any governmental authority notice of any violation, concerning the Properties, of any municipal, state or federal law, rule or regulation or of any Environmental Law, except for such violations as have heretofore been cured and except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(ee)  The Company and the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by them in the manner described in the Memorandum, except as would not, individually or in the aggregate, have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations would not, individually or in the aggregate, have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)  Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company or any of the Subsidiary Guarantors, any seller, lessee, sublessee or operator of any Property or portion thereof, has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the Properties or any portion thereof, and the Company does not know of any such condemnation or zoning change which is threatened, except for such condemnations or zoning changes that, if consummated, would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Properties, and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations, except where such failure does and will not, individually or in the aggregate, have a Material Adverse Effect.

(gg)  All tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provide and which would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company or any of the Subsidiary Guarantors, there is no tax deficiency which has been asserted against the Company or any Subsidiary, except any tax deficiency which would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)  There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiary Guarantors, threatened.

(ii)  Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as the Company reasonably deems to be adequate and as are customary in the business in which they are engaged, except as described in the Memorandum. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(jj)  Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Memorandum any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for such loss or interference as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)  Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the leases, contracts or agreements referred to or described in, or filed as an exhibit to, any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the knowledge of the Company or any Subsidiary Guarantor after due inquiry, any other party to any such contract or agreement, except for such termination or non-renewal as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)  The Company, and each of the Subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm)  The Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s auditors. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company and the Subsidiaries are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(nn)  This Agreement, the Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Memorandum.

(oo)  No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(pp)  Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(qq)  None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

(rr)  No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(ss)  None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities. The Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(tt)  The Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company. On or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(uu)  All statistical or market-related data included or incorporated by reference in the Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(vv)  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company and each of the Subsidiary Guarantors, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Memorandum or any document incorporated by reference therein.

(ww)  Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Memorandum.

(xx)  From and including the Company’s taxable year ended 1992, the Company has continuously met, currently meets, and as of the time of purchase or additional time of purchase, as the case may be, will meet, the requirements for, and its proposed methods of operations as described in the Memorandum will permit the Company to continue to meet the requirements for, qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code"). All statements in the Memorandum regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(yy)  Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(zz)  Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiary Guarantors to each Initial Purchaser as to the matters covered thereby.

Section 3.  Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Subsidiary Guarantors agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on Schedule 1 hereto from the Company and the Subsidiary Guarantors at 97.955% of their principal amount, plus accrued interest, if any, from October 1, 2004 to the Closing Date. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company of at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and the Subsidiary Guarantors to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify in writing prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on November 8, 2004, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company and the Subsidiary Guarantors will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

Section 4.  Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5.  Covenants of the Company. Each of the Company and the Subsidiary Guarantors, as the case may be, jointly and severally, covenants and agrees with the Initial Purchasers as follows:

(a)  The Company will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b)  The Company and each of the Subsidiary Guarantors will cooperate with the Initial Purchasers, to arrange for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither the Company nor any Subsidiary Guarantor shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c)  If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

(d)  The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e)  The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Memorandum.

(f)  For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided that the foregoing obligation will not apply to any reports or other communication made available on the Commission’s EDGAR database.

(g)  Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

(h)  None of the Company, the Subsidiary Guarantors or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(i)  The Company and the Subsidiary Guarantors will not, and will not permit any of the other Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(j)  For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k)  The Company will use its best efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the NASD’s Portal Market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l)  In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

(m)  None of the Company, the Subsidiary Guarantors or any of their Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

(n)  For a period of two years (calculated in accordance with paragraph (d) of Rule 144 under the Act) following the date of original issuance of the Securities none of the Company, the Subsidiary Guarantors or any of their respective Affiliates will re-sell any such Securities which are restricted securities (as such term is defined under Rule 144(a)(3) under the Act).

Section 6.  Expenses. The Company and the Subsidiary Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee, including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or the Subsidiary Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Subsidiary Guarantors agree to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including the fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers), that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

Section 7.  Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)  On the Closing Date, the Initial Purchasers shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of (i) Powell Goldstein LLP, counsel for the Company and certain of the Subsidiary Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, as set forth in Exhibit B-1 and Exhibit B-2 hereto and (ii) local counsel for certain of the Subsidiary Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, as set forth in Exhibit C hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiary Guarantors and certificates of public officials, copies of which shall have been provided to the Initial Purchasers.

(b)  On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiary Guarantors and certificates of public officials, copies of which shall have been provided to the Initial Purchasers.

(c)  The Initial Purchasers shall have received from Ernst & Young LLP a comfort letter or letters dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

(d)  The representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s and the Subsidiary Guarantors’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and the Subsidiary Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(e)  The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f)  Subsequent to the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g)  The Initial Purchasers shall have received certificates of the Company and each of the Subsidiary Guarantors, dated the Closing Date, signed on behalf of the Company or the applicable Subsidiary Guarantor by its Chairman of the Board, President or any Vice President and the Chief Financial Officer, to the effect that

(i)  the representations and warranties of the Company or the applicable Subsidiary Guarantor contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company or the applicable Subsidiary Guarantor has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)  at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known to the Company or such Subsidiary Guarantor, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii)  the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(h)  On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Subsidiary Guarantors and such agreement shall be in full force and effect.

(i)  On the Closing Date, the Initial Purchasers shall have received the Indenture executed by the Company, each of the Subsidiary Guarantors and the Trustee and such agreement shall be in full force and effect.

(j)  The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(k)  The Securities shall be designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and the Subsidiary Guarantors shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8.  Offering of Securities; Restrictions on Transfer. (a)  Each of the Initial Purchasers agrees with the Company and the Subsidiary Guarantors that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Memorandum (or, if the Memorandum is not in existence, in the most recent Memorandum).

(b)  Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expense, (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9.  Indemnification and Contribution. (a)  The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i)  any untrue statement or alleged untrue statement made by the Company or any Subsidiary Guarantor in Section 2 hereof;

(ii)  any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto; or

(iii)  the omission or alleged omission to state, in the Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other documented expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have to the indemnified parties. The Company and the Subsidiary Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

(b)  Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors, their respective directors, their respective officers and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company and the Subsidiary Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other documented expenses incurred by the Company and the Subsidiary Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company and the Subsidiary Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)  In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Subsidiary Guarantors, each officer of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 10.  Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Subsidiary Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and the Subsidiary Guarantors, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11.  Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company and the Subsidiary Guarantors given prior to the Closing Date in the event that the Company and the Subsidiary Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i)  any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except as described in the Memorandum (exclusive of any amendment or supplement thereto);

(ii)  trading in securities of the Company generally on the NYSE, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii)  a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv)  there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Memorandum; or

(v)  any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b)  Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12.  Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the first and third sentences of the third paragraph and the third sentence of the fifth paragraph under the heading "Private Placement" in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

Section 13.  Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at 9690 Deereco Road, Suite 100, Timonium, Maryland  21093, Attention:  Robert O. Stephenson; with a copy to Powell Goldstein LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia  30303, Attention:  Richard H. Miller.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 14.  Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Subsidiary Guarantors, their officers and any person or persons who control the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

Section 15.  APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 16.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Subsidiary Guarantors and the Initial Purchasers.

Very truly yours,

OMEGA HEALTHCARE INVESTORS, INC.,

as Issuer

By:

Name:    Robert O. Stephenson

Title:    Chief Financial Officer

BAYSIDE ALABAMA HEALTHCARE SECOND, INC.
BAYSIDE ARIZONA HEALTHCARE ASSOCIATES, INC.
BAYSIDE ARIZONA HEALTHCARE SECOND, INC.
BAYSIDE COLORADO HEALTHCARE ASSOCIATES, INC.
BAYSIDE COLORADO HEALTHCARE SECOND, INC.
OHI (CONNECTICUT), INC.
BAYSIDE STREET II, INC.
OHI ASSET (CA), LLC
OHI ASSET (FL), LLC
OHI ASSET (ID), LLC
OHI ASSET (IN), LLC
OHI ASSET (LA), LLC
as Subsidiary Guarantors

By:

Name:    Robert O. Stephenson

Title:    Chief Financial Officer and

        Treasurer

OHI ASSET (MI/NC), LLC
OHI ASSET (MO), LLC
OHI ASSET (OH), LLC
OHI ASSET (TX), LLC
OHI ASSET II (CA), LLC
OHI ASSET, LLC
OMEGA ACQUISITION FACILITY I, LLC
OHI (FLORIDA), INC.
OHI SUNSHINE, INC.
LONG TERM CARE ASSOCIATES - ILLINOIS, INC.
OHI (ILLINOIS), INC.
SKILLED NURSING - HERRIN, INC.
SKILLED NURSING - PARIS, INC.
BAYSIDE INDIANA HEALTHCARE ASSOCIATES, INC.
LONG TERM CARE ASSOCIATES - INDIANA, INC.
OHI (INDIANA), INC.
SKILLED NURSING - GASTON, INC.
OHI (IOWA), INC.
OHI (KANSAS), INC.
OMEGA (KANSAS), INC.
NRS VENTURES, LLC
OS LEASING COMPANY
STERLING ACQUISITION CORP.
STERLING ACQUISITION CORP. II
ARIZONA LESSOR - INFINIA, INC.
BAYSIDE STREET, INC.
COLORADO LESSOR - CONIFER, INC.
DELTA INVESTORS I, LLC
DELTA INVESTORS II, LLC
FLORIDA LESSOR - CRYSTAL SPRINGS, INC.
as Subsidiary Guarantors

By:

Name:    Robert O. Stephenson

Title:    Chief Financial Officer and

        Treasurer

FLORIDA LESSOR - EMERALD, INC.
FLORIDA LESSOR - FIVE FACILITIES, INC.
FLORIDA LESSOR - LAKELAND, INC.
FLORIDA LESSOR - MEADOWVIEW, INC.
FLORIDA LESSOR - WEST PALM BEACH AND SOUTHPOINT, INC.
GEORGIA LESSOR - BONTERRA/PARKVIEW, INC.
INDIANA LESSOR - JEFFERSONVILLE, INC.
INDIANA LESSOR - WELLINGTON MANOR, INC.
JEFFERSON CLARK, INC.
OHI LESSOR WATERFORD & CRESTWOOD, INC.
OHI OF KENTUCKY, INC.
OHI OF TEXAS, INC.
OMEGA TRS I, INC.
TEXAS LESSOR - STONEGATE GP, INC.
TEXAS LESSOR - STONEGATE LIMITED, INC.
TEXAS LESSOR - STONEGATE, L.P.
TEXAS LESSOR - TREEMONT, INC.
WASHINGTON LESSOR - SILVERDALE, INC.
OHIMA, INC.
LONG TERM CARE - MICHIGAN, INC.
LONG TERM CARE - NORTH CAROLINA, INC.
SKILLED NURSING - HICKSVILLE, INC.
CENTER HEALTHCARE ASSOCIATES, INC.
CHERRY STREET - SKILLED NURSING, INC.
as Subsidiary Guarantors

By:

Name:    Robert O. Stephenson

Title:    Chief Financial Officer and

        Treasurer

DALLAS SKILLED NURSING, INC.
HERITAGE TEXARKANA HEALTHCARE ASSOCIATES, INC.
LAKE PARK SKILLED NURSING, INC.
LONG TERM CARE ASSOCIATES - TEXAS, INC.
PARKVIEW - SKILLED NURSING, INC.
PINE TEXARKANA HEALTHCARE ASSOCIATES, INC.
REUNION TEXARKANA HEALTHCARE ASSOCIATES, INC.
SAN AUGUSTINE HEALTHCARE ASSOCIATES, INC.
SOUTH ATHENS HEALTHCARE ASSOCIATES, INC.
WAXAHACHIE HEALTHCARE ASSOCIATES, INC.
WEST ATHENS HEALTHCARE ASSOCIATES, INC.
OHI ASSET II (TX), LLC
as Subsidiary Guarantors

By:

Name:    Robert O. Stephenson

Title:    Chief Financial Officer and

        Treasurer

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	_____________________________

Name:

Title:

By:	_____________________________

Name:

Title:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:

Name:

Title:

By:

Name:

Title:

SCHEDULE 1

Initial Purchasers	Principal Amount of Notes
Deutsche Bank Securities Inc.	$24,000,000
Banc of America Securities LLC	$18,000,000
UBS Securities LLC.	$18,000,000
Total	$60,000,000

SCHEDULE 2

Subsidiaries of the Company

Subsidiary Name	State of Incorporation
Bayside Alabama Healthcare Second, Inc.	Alabama
Bayside Arizona Healthcare Associates, Inc.	Arizona
Bayside Arizona Healthcare Second, Inc.	Arizona
Bayside Colorado Healthcare Associates, Inc.	Colorado
Bayside Colorado Healthcare Second, Inc.	Colorado
OHI (Connecticut), Inc.	Connecticut
Bayside Street II, Inc.	Delaware
OHI Asset (CA), LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IN), LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (TX), LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset, LLC	Delaware
Omega Acquisition Facility I, LLC	Delaware
OHI (Florida), Inc.	Florida
OHI Sunshine, Inc.	Florida
Long Term Care Associates - Illinois, Inc.	Illinois
OHI (Illinois), Inc.	Illinois
Skilled Nursing - Herrin, Inc.	Illinois
Skilled Nursing - Paris, Inc.	Illinois
Bayside Indiana Healthcare Associates, Inc.	Indiana
Long Term Care Associates - Indiana, Inc.	Indiana
OHI (Indiana), Inc.	Indiana
Skilled Nursing - Gaston, Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI (Kansas), Inc.	Kansas
Omega (Kansas), Inc.	Kansas
NRS Ventures, LLC	Kentucky
OS Leasing Company	Kentucky
Sterling Acquisition Corp.	Kentucky
Sterling Acquisition Corp. II	Kentucky
Arizona Lessor - Infinia, Inc.	Maryland
Bayside Street, Inc.	Maryland
Colorado Lessor - Conifer, Inc.	Maryland
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Florida Lessor - Crystal Springs, Inc.	Maryland
Florida Lessor - Emerald, Inc.	Maryland
Florida Lessor - Five Facilities, Inc.	Maryland
Florida Lessor - Lakeland, Inc.	Maryland
Florida Lessor - Meadowview, Inc.	Maryland
Florida Lessor - West Palm Beach and Southpoint, Inc.	Maryland
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Indiana Lessor - Jeffersonville, Inc.	Maryland
Indiana Lessor - Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
OHI Lessor Waterford & Crestwood, Inc.	Maryland
OHI of Kentucky, Inc.	Maryland
OHI of Texas, Inc.	Maryland
Omega TRS I, Inc.	Maryland
Texas Lessor - Stonegate GP, Inc.	Maryland
Texas Lessor - Stonegate Limited, Inc.	Maryland
Texas Lessor - Stonegate, L.P.	Maryland
Texas Lessor - Treemont, Inc.	Maryland
Washington Lessor - Silverdale, Inc.	Maryland
OHIMA, Inc.	Massachusetts
Long Term Care - Michigan, Inc.	Michigan
Long Term Care - North Carolina, Inc.	North Carolina
Skilled Nursing - Hicksville, Inc.	Ohio
Center Healthcare Associates, Inc.	Texas
Cherry Street - Skilled Nursing, Inc.	Texas
Dallas Skilled Nursing, Inc.	Texas
Heritage Texarkana Healthcare Associates, Inc.	Texas
Lake Park Skilled Nursing, Inc.	Texas
Long Term Care Associates - Texas, Inc.	Texas
Parkview - Skilled Nursing, Inc.	Texas
Pine Texarkana Healthcare Associates, Inc.	Texas
Reunion Texarkana Healthcare Associates, Inc.	Texas
San Augustine Healthcare Associates, Inc.	Texas
South Athens Healthcare Associates, Inc.	Texas
Waxahachie Healthcare Associates, Inc.	Texas
West Athens Healthcare Associates, Inc.	Texas
OHI Asset II (TX), LLC	Delaware

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B-1

Form of Opinion of Powell Goldstein, LLP

(i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Memorandum, and to execute and deliver the Purchase Agreement and to issue, sell and deliver the Securities as contemplated by the Purchase Agreement.

(ii)  Each of the Subsidiary Guarantors identified on Schedule A hereto (the "Schedule A Guarantors") has been duly formed and is validly existing as a corporation or limited liability company in good standing in its jurisdiction of organization as set forth on Schedule A. The Company or direct or indirect subsidiaries of the Company are the sole shareholder or members, as the case may be, of the Schedule A Guarantors. All of the shares of capital stock of membership interests, as the case may be, in the Schedule A Guarantors are validly issued and, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or membership interests, as the case may be, or other ownership interests in the Schedule A Guarantors are outstanding, other than as provided in the Company’s $175 million revolving senior secured credit facility.1

(iii)  The Company and the Schedule A Guarantors are qualified to transact business as foreign entities and are in good standing in the respective states identified opposite each such entity’s name on Schedule B.

(iv)  As of the date of the Memorandum, the Company’s authorized capital stock consisted of (a) 100,000 shares of Common Stock, $0.10 par value per share, of which ___________ shares were outstanding, (b) 20,000,000 shares of Preferred Stock $1.00 par value per share, of which (1) 2,000,000 shares have been designated as 8.625% Series B Cumulative Preferred Stock and were outstanding, and (2) 4,739,500 shares of which have been designated as 8.375% Series D Cumulative Redeemable Preferred Stock and were outstanding. The issued and outstanding shares of capital stock of the Company are not subject to statutory preemptive rights, preemptive rights under the Company’s Articles of Incorporation or Bylaws, or to our knowledge, contractual preemptive rights, rights of first refusal, or other rights to purchase or subscribe for shares of capital stock of the Company arising under any contract or agreement of the Company filed an exhibit to any document incorporated by reference in the Memorandum, or otherwise known to us.

(v)  The Company has the requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes; the Notes are in the form contemplated by the Indenture; the Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized for issuance and the Notes have been executed by the Company and, assuming the due authentication by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, and the delivery to and payment for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, constitute valid and binding obligations of the Company, in each case entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vi)  Each of the Schedule A Guarantors has the requisite power and authority to execute, deliver and perform each of its obligations under the Guarantees, the guarantees of the Exchange Notes and the Guarantees of the Private Exchange Notes; the Guarantees are, and the guarantees of the Exchange Notes and the Private Exchange Notes when issued will be, in the form contemplated by the Indenture; the Guarantees have been duly and validly authorized, executed and delivered by each of the Schedule A Guarantors and, assuming the Notes have been authenticated by the Trustee in accordance with the provisions of the Indenture, constitute valid and binding obligations of Sterling Acquisition Corp. (the "Kentucky Guarantor") and the Schedule A Guarantors; and the guarantees of the Exchange Notes and the Private Exchange Notes, if any, have been duly and validly authorized by each of the Schedule A Guarantors for issuance in the form contemplated by and in accordance with the terms of, the Indenture and, when the guarantees of the Exchange Notes and the Private Exchange Notes, if any, are executed by the Kentucky Guarantor and the Schedule A Guarantors and the Exchange Notes and the Private Exchange Notes, if any, are authenticated by the Trustee in accordance with the provisions of the Indenture and issued in exchange for the guarantees of the Notes in accordance with the Indenture, will constitute valid and binding obligations of each of the Kentucky Guarantor and the Schedule A Guarantors, in each case entitled to the benefits of the Indenture and enforceable against such Schedule A Guarantor in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii)  The Company and each of the Schedule A Guarantors has the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under the Indenture; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Schedule A Guarantors and, assuming the due authorization, execution and delivery by each of the Subsidiary Guarantors not listed on Schedule A (the "Other Subsidiary Guarantors") and the Trustee, constitutes a valid and binding agreement of the Company and each of the Kentucky Guarantor and the Schedule A Guarantors, enforceable against the Company and each of the Kentucky Guarantor and the Schedule A Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(viii)  The Company and each of the Schedule A Guarantors has the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Schedule A Guarantors and, assuming the due authorization, execution and delivery by each of the Kentucky Guarantor and the Initial Purchasers, constitutes a valid and binding agreement of the Company and each of the Kentucky Guarantor and Schedule A Guarantors, enforceable against the Company and each of the Kentucky Guarantor and Schedule A Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(ix)  The Company and each of the Schedule A Guarantors has the requisite corporate or organizational power and authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby; the Purchase Agreement and the consummation by the Company and each of the Schedule A Guarantors of the transactions contemplated thereby have been duly authorized by the Company and each of the Schedule A Guarantors; the Purchase Agreement has been duly and validly executed and delivered by the Company and each of the Schedule A Guarantors.

(x)  Each document incorporated by reference in the Memorandum, at the time such document was filed with the Securities and Exchange Commission ("SEC"), or if amended, supplemented, or superseded by the filing of a subsequent filing the SEC, as of the date of such subsequent filing, complied as to form, in all material respects, with the applicable requirements of the Act and the Exchange Act (except as to the financial statements and schedules, and other financial data derived therefrom, contained in such documents, as to which such counsel need express no opinion).

(xi)  No approval, authorization, consent or order of or filing with any federal or state governmental commission, board, body, authority or agency, or of or with the NYSE, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Securities or the consummation by the Company or any of the Subsidiary Guarantors of the transactions contemplated hereby other than which has been effected and any necessary registration or qualification under the securities or blue sky laws of applicable jurisdictions.

(xii)  The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Guarantees by the Company and the Subsidiary Guarantors, the sale of the Securities by the Company and the consummation of the transactions contemplated by the Purchase Agreement do not and will not, (a) result in any breach or violation by the Company or any of the Subsidiary Guarantors of or constitute a default by the Company or any of the Subsidiary Guarantors under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (x) the Company’s or any Subsidiary Guarantor’s organizational documents, (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument, in each case identified on Schedule C hereto to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective Properties may be bound or (z) any law, rule or regulation to which the Company or, to our knowledge, any Subsidiary Guarantor is subject, or any decree, judgment or order known to us of any court or governmental authority binding upon the Company or any Subsidiary Guarantor or their respective properties or (b) result in the creation or imposition of any lien, charge, claim or encumbrance upon any Property, except in the case of clauses (a) (y) and (b), such matters as would not individually or in the aggregate have a Material Adverse Effect.

(xiii)  The Purchase Agreement, the Indenture, the Securities, the Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Memorandum.

(xiv)  Insofar as such statements constitute a summary of matters of law and regulations or legal conclusions, the statements in the Memorandum (x) under the captions "Description of Other Indebtedness" and (y) under the heading "Management’s Discussion and Analysis of Financial Condition and Results of Operations," insofar as such statements address Medicare and Medicaid, as of the date of the Memorandum and the date hereof fairly summarize the matters set forth therein in all material respects.

(xv)  No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement and the Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of the Purchase Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers’ representations in Section 8 of the Purchase Agreement and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 of the Purchase Agreement.

(xvi)  Neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

We are not aware of any litigation, actions, suits, or proceedings, in any such case whether pending or overtly threatened, against the Company or any of the Subsidiary Guarantors which are required to be disclosed in the Memorandum but are not so disclosed.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Memorandum were discussed. Except as and to the extent expressly stated in paragraphs (xiii) and (xiv) above, and notwithstanding this paragraph, we have not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Memorandum. Based upon the participation and discussions described above, however, and relying as to materiality to the extent we have deemed appropriate on the information provided by the Company or certificates of officers and other representatives of the Company, no facts have come to our attention that cause it to believe that (i) the Memorandum, as of its date, or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we expresses no view with respect to the financial statements and schedules, and other financial data derived therefrom) or (ii) there are any affiliate transactions, contracts, licenses, agreements, leases or documents of a character which are required to be filed as an exhibit to any documents incorporated by reference therein which have not been filed as so required.

1    Needs to also cover partnerships.

Schedule A

Schedule A (Subsidiary) Guarantors

Subsidiary Name	State of Formation
Bayside Street II, Inc.	Delaware
OHI Asset (CA), LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IN), LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (TX), LLC	Delaware
OHI Asset, LLC	Delaware
OHI Asset II (CA), LLC	Delaware
Omega Acquisition Facility I, LLC	Delaware
Arizona Lessor - Infinia, Inc.	Maryland
Bayside Street, Inc.	Maryland
Colorado Lessor - Conifer, Inc.	Maryland
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Florida Lessor - Crystal Springs, Inc.	Maryland
Florida Lessor - Emerald, Inc.	Maryland
Florida Lessor - Five Facilities, Inc.	Maryland
Florida Lessor - Lakeland, Inc.	Maryland
Florida Lessor - Meadowview, Inc.	Maryland
Florida Lessor - West Palm Beach and Southpoint, Inc.	Maryland
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Indiana Lessor - Jeffersonville, Inc.	Maryland
Indiana Lessor - Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
OHI of Kentucky, Inc.	Maryland
OHI of Texas, Inc.	Maryland
Omega TRS I, Inc.	Maryland
Texas Lessor - Stonegate GP, Inc.	Maryland
Texas Lessor - Stonegate Limited, Inc.	Maryland
Texas Lessor - Stonegate, L.P.	Maryland
Texas Lessor - Treemont, Inc.	Maryland
Washington Lessor - Silverdale, Inc.	Maryland
OHI Asset II (TX), LLC	Delaware
OHI Asset (PA) Trust	Maryland
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware

Schedule B

Foreign Qualification

Subsidiary Name	Jurisdictions
Bayside Street II, Inc.
OHI Asset (CA), LLC
OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (TX), LLC
OHI Asset, LLC
OHI Asset II (CA), LLC
Omega Acquisition Facility I, LLC
Arizona Lessor - Infinia, Inc.
Bayside Street, Inc.
Care Holdings, Inc.
Colorado Lessor - Conifer, Inc.
Delta Investors I, LLC
Delta Investors II, LLC
Florida Lessor - Crystal Springs, Inc.
Florida Lessor - Emerald, Inc.
Florida Lessor - Five Facilities, Inc.
Florida Lessor - Lakeland, Inc.
Florida Lessor - Meadowview, Inc.
Florida Lessor - West Palm Beach and Southpoint, Inc.
Georgia Lessor - Bonterra/Parkview, Inc.
Indiana Lessor - Jeffersonville, Inc.
Indiana Lessor - Wellington Manor, Inc.
Jefferson Clark, Inc.
OHI Lessor Waterford & Crestwood, Inc.
OHI of Kentucky, Inc.
OHI of Texas, Inc.
Omega TRS I, Inc.
Texas Lessor - Stonegate GP, Inc.
Texas Lessor - Stonegate Limited, Inc.
Texas Lessor - Stonegate, L.P.
Texas Lessor - Treemont, Inc.
Washington Lessor - Silverdale, Inc.
OHI Asset II (TX), LLC
OHI Asset (PA) Trust
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (OH) Lender, LLC

Schedule C

Identified Documents

1.   All items filed as exhibits to documents incorporated by reference into the Memorandum except (a) items filed as exhibits to Incorporated Documents filed before the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Annual Report") and which are not incorporated by reference as an exhibit to the Annual Report and (b) Exhibits 3.1 through 3.7 to the Annual Report, and (c) agreements that have been terminated on or prior to, or otherwise no longer in effect as of, the Closing Date.

2.   Amended and Restated Master Lease Agreement dated as of December 1, 2003, as amended on March 1, 2004, by and among Delta Investors I, LLC, Delta Investors II, LLC, OHI Asset, LLC and OHI Asset (CA), LLC as lessor entities ("Lessors"), Care Enterprises, Inc., Circleville Healthcare Corp., Beckley Health Care Corp., Putnam Health Care Corp., Care Enterprises West, Braswell Enterprises, Inc., Meadowbrook Rehabilitation Center, Regency Rehab Hospitals, Inc., Dunbar Health Care Corp., Marion Health Care Corp., Salem Health Care Corp., Regency-North Carolina, Inc., Coalinga Rehabilitation Center, Fullerton Rehabilitation Center, Sunbridge Healthcare Corporation, San Bernardino Rehabilitation Hospital, Inc., Shandin Hills Rehabilitation Center, and Regency-Tennessee, Inc. as lessee entities ("Lessees"), Omega Healthcare Investors, Inc., and Sun Healthcare Group, Inc., as guarantor, and related Amended and Restated Security Agreement by and among Lessors and Lessees, and Amended and Restated Guaranty executed by Sun Healthcare Group, Inc. as guarantor in favor of Lessors and Omega Healthcare Investors, Inc.

3.   Consolidated Amended and Restated Master Lease dated November 8, 2000 by and between Sterling Acquisition Corp. as landlord, and Diversicare Leasing Corp. as tenant, as amended by First Amendment to Consolidated Amended and Restated Master Lease dated September 30, 2001 between landlord and tenant, and Master Sublease dated November 8, 2000 by and between Diversicare Leasing Corp. as sublessor and Sterling HealthCare Management, Inc., as sublessee with respect to two facilities located in West Virginia.

4.   Multiple Facilities Lease dated February 28, 2003 by and between Florida Lessor — Five Facilities, Inc. as lessor and Alpha Health Care Properties, LLC, as lessee, and Multiple Facilities Lease dated July 1, 2003 by and between OHI Asset (FL), LLC as lessor and Alpha Health Care Properties, LLC as lessee.

5.   Master Lease dated September 30, 2003 by and between OHI Asset (CA), LLC as lessor and Permunitum LLC as lessee.

6.   Credit Agreement dated as of March 22, 2004, by and among Omega Healthcare Investors, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended from time to time.

7.   [Purchase Agreement regarding the Company’s $78.8 million investment in certain facilities as of November 2, 2004.]2

2                            Name to be conformed to actual agreement when we receive a draft.

EXHIBIT B-2

Form of Tax Opinion of Powell Goldstein, LLP3    Still under review.

We have acted as special counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Offering Memorandum relating to the issuance by the Company of up to $200,000,000 aggregate principal amount of its 7% Senior Notes due 2014 (the "Offering Memorandum").

In rendering our opinion, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of (i) the Articles of Incorporation of the Company and the Articles of Amendment, Articles of Amendment and Restatement, and Articles Supplementary thereto, (ii) the Offering Memorandum, and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate. We also have relied upon factual statements and representations made to us by representatives of the Company and others that are set forth in a certificate executed and provided to us by the Company (the "Officer’s Certificate"). We have also relied on a letter from Explorer Holdings, L.P., regarding the ownership of the stock of the Company by Explorer Holdings, L.P., Explorer Holdings Level II, L.P., and Hampstead Investment Partners III, L.P. (the "Representation Letter"). For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates and records set forth above, and that the statements and representations made therein are and will remain true and complete. We also have assumed that the Offering Memorandum and such other documents, certificates and records and that the statements as to factual matters contained in the Offering Memorandum are true, correct and complete and will continue to be true, correct and complete through the completion of the transactions contemplated therein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party (other than the Company) has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties and the validity and binding effect thereof on such parties. All of the documents we have reviewed will be complied with without waiver. Finally, in connection with the opinions rendered below, we have assumed that:

(i)    During its taxable year ended December 31, 1992 and in each subsequent taxable year to present, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the Officer’s Certificate true for such years;

(ii)    Explorer Holdings, L.P., Explorer Holdings Level II, L.P., and Hampstead Investment Partners III, L.P. (collectively "Explorer") are partnerships for purposes of Section 544(a)(1) under the Internal Revenue Code of 1986, as amended (the "Code");

(iii)    Yale University and The Board of Trustees of Leland Stanford Junior University are organizations described in Section 170(b)(1)(A)(ii) of the Code; and

In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all in effect as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based on the foregoing, in reliance thereon and subject thereto and to the limitations stated below, it is our opinion that:

(a)    From and including the Company’s taxable year ended December 31, 1992, the Company was and is organized in conformity with the requirements for, and its method of operations as described in the Officer’s Certificate has permitted and will permit the Company to meet the requirements for, qualification and taxation as a real estate investment trust ("REIT") under the Code, and, based on the Company’s proposed method of operations as described in the Offering Memorandum, the Company will continue to meet such requirements after consummation of the transactions contemplated in the Offering Memorandum.

(b)    The discussion in the Offering Memorandum under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS," fairly and accurately summarizes the federal income tax considerations that are likely to be material to a holder of the Company’s securities being offered.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the offerings discussed in the Offering Memorandum or of any transaction related thereto or contemplated thereby. This opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement or to revise our opinion to reflect, any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Powell, Goldstein, Frazer & Murphy LLP

EXHIBIT C

Subsidiary Guarantor Opinion

1.    Sterling Acquisition Corp ("Sterling") is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky and is in good standing as that term is defined in 30 KAR 1:010.

2.    Based solely on the Officer’s Certificate and our review of the Minute Book as presented to us: (i) the Issuer is the sole shareholder of Sterling, (ii) all of the shares of capital stock in Sterling are validly issued and (iii) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or other ownership interests in Sterling are outstanding.

3.    Based solely on certificates provided by agencies of the states of Arkansas, Florida and Tennessee, Sterling is qualified s of the respective dates of those certificates to transact business as a foreign corporation in those states.

4.    Sterling has the corporate power and authority to execute, deliver and perform its obligations under the Guarantee and the guarantees of the Exchange Notes and the Private Exchange Notes; the Guarantee has been duly and validly authorized, executed and delivered by Sterling; and the guarantees of the Exchange Notes and the Private Exchange Notes, if any, have been duly and validly authorized by Sterling.

5.    Sterling has the corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Indenture has been duly and validly authorized, executed and delivered by Sterling.

6.    Sterling has the corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by Sterling.

7.    Sterling has the corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby and the Purchase Agreement has been duly and validly authorized, executed and delivered by Sterling and the consummation by Sterling of the transactions contemplated thereby has been duly and validly authorized by Sterling.

This Opinion is limited to the specific issues addressed herein, and no opinion may be inferred beyond that expressly stated.

Except for certificates and representations which have obtained from Sterling concerning the facts underlying the opinions expressed above, we have not undertaken any independent investigation to determine the existence or absence of such facts. Further, we call your attention to the fact that we have not in the past acted as counsel to Sterling, have made no special inquiry of Sterling, and are unaware of the existence of any specific factual matters pertaining to Sterling, which could affect the opinions set forth herein.

This Opinion is limited to the law (excluding the principles of conflict of laws) of the Commonwealth of Kentucky and we do not express any opinion concerning any other law

Schedule A
Identified Subsidiary Guarantors

Subsidiary Name	State of Incorporation
Sterling Acquisition Corp.	Kentucky

Schedule B

Foreign Qualification

Subsidiary Name	Jurisdictions
Sterling Acquisition Corp.